Exhibit 99.1

Investor Contact

John Springer

Vice President

Investor Relations

630.468.4797

SIRVA Announces Results of 2007 Annual Meeting of Stockholders

SIRVA Stockholders Approve Conversion of Convertible Notes into Convertible Perpetual Preferred Stock

Goldman, Sachs & Co. Retained to Evaluate Strategic Alternatives

CHICAGO, August 23, 2007 —SIRVA, Inc. (NYSE: SIR), a global relocation services provider, announced that at its 2007 annual meeting of stockholders held today in Westmont, Illinois, it received stockholder approval for the conversion of $75 million in aggregate principal amount of 12% convertible notes into 75,000 shares of 8% convertible perpetual preferred stock.  The Company originally issued and sold the convertible notes on September 29, 2006 in a private placement.  Upon obtaining such approval, the convertible notes automatically convert into 75,000 shares of preferred stock, which, in turn, are initially convertible into 25 million shares of SIRVA’s common stock at an initial conversion price of $3.00 per share of common stock, subject to adjustment.

“We are pleased to have received stockholder approval of this transaction, which first required the Company to become current in its financial reporting,” said Bob Tieken, SIRVA’s chief executive officer.  “In addition, we have resolved significant litigation and solidified

Company leadership, all of which were critical steps along our way to addressing the Company’s overall capital structure and strategic direction.”

SIRVA also announced today that it had engaged the services of Goldman, Sachs & Co. as financial advisor to assist the Company with its ongoing evaluation of strategic alternatives.

“Although we’ve undertaken a number of steps to strengthen our position,” Tieken continued, “we need to address the Company’s debt levels and assess our options for reducing them.  We believe Goldman, Sachs & Co. can help us identify and evaluate those options.”

At the annual meeting, SIRVA stockholders also approved the following matters:

•                  The reelection of three directors, Frederic F. Brace, John R. Miller and Robert W. Tieken;

•                  An increase in the number of shares available for awards under the SIRVA, Inc. Amended and Restated Omnibus Stock Incentive Plan from 7.6 million to 15 million; and

•                  The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

About SIRVA, Inc.

SIRVA, Inc. is a leading provider of relocation solutions to a well-established and diverse customer base around the world. The Company handles all aspects of relocation, including home purchase and home sale services, household goods moving, mortgage services and home closing and settlement services. SIRVA conducts more than 300,000 relocations per year, transferring corporate and government employees along with individual consumers. The Company operates in more than 40 countries with over 4,000 employees and an extensive network of agents and service providers. SIRVA’s well-recognized brands include Allied, Allied International, Allied Pickfords, Allied Special Products, DJK Residential, Global, northAmerican, northAmerican International, Pickfords, SIRVA Mortgage, SIRVA Relocation and SIRVA Settlement. More information about SIRVA can be found on the Company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries. There can be no assurance that future developments affecting the Company will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Item 1A. Risk Factors” and other risks described in the Company’s 2006 Annual Report on Form 10-K. The Company does not intend, and is under no obligation, to update any particular forward-looking statement included in this release.